Exhibit 99.1

REVOCABLE PROXY

CAMERON BANCSHARES, INC.

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

                 , 2011

The undersigned shareholder of Cameron Bancshares, Inc. (“CMBC”) hereby appoints Roy M. Raftery, Jr. and Jerry Jones, and each of them, each with full power to act alone and with full power of substitution, as proxies for the undersigned, to vote all shares of common stock of CMBC which the undersigned is entitled to vote at the Special Meeting of Shareholders of CMBC, to be held at 4440 Nelson Road, Lake Charles, Louisiana 70605 on             ,             , 2011 at     :00 p.m., local time, and at any and all adjournments or postponements thereof (the “Special Meeting”), as indicated below.

I.	To approve the Agreement and Plan of Merger dated as of March 10, 2011, between CMBC and IBERIABANK Corporation (“IBKC”), as it may be amended from time to time, pursuant to which, among other things, CMBC will merge into IBKC, and on the effective date of the merger each outstanding share of common stock of CMBC will be converted into the right to receive 3.464 shares of IBKC common stock, subject to adjustment under certain circumstances based on the market price of IBKC common stock, and cash.

FOR ☐	AGAINST ☐	ABSTAIN ☐

II.	To approve adjournment or postponement of the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

III.	In their discretion, such other matters as may properly come before the Special Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment or postponement thereof and after notification to the Secretary of CMBC at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy at any time before it is exercised by delivery to the Secretary of CMBC either a written revocation of the proxy or a duly executed proxy bearing a later date. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of common stock of CMBC which the undersigned is entitled to vote at the Special Meeting.

The undersigned shareholder acknowledges receipt from CMBC, prior to the execution of this proxy, of the Notice of the Special Meeting and the Proxy Statement-Prospectus dated             , 2011.

Dated:                  ,

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY